                                                                    EXHIBIT 99.1

[BF GOODRICH LOGO]                                                NEWS
--------------------------------------------------------------------------------
BFGOODRICH COMPANY                              PR01-049
Four Coliseum Centre                            CONTACT: Paul Gifford
2730 West Tyvola Road                           PHONE: 704/423-5517
Charlotte, North Carolina 28217-4578
www.goodrich.com

FOR IMMEDIATE RELEASE

CSFB AEROSPACE FINANCE CONFERENCE TO WEBCAST GOODRICH PRESENTATION

CHARLOTTE, NC, May 14, 2001 -Goodrich Chairman and CEO, Dave Burner, will address the Credit Suisse First Boston/Aviation Week Aerospace Finance Conference in New York City on Tuesday, May 15, 2001. Mr. Burner is scheduled to speak from 4:00 p.m. until approximately 4:45 p.m. EST.

The presentation will be Webcast, with a live audio broadcast available on the Credit Suisse First Boston and Goodrich Web sites. To listen to the webcast, go to http://www.csfb.com/conferences/aerospace/ or the Investor Relations section of http://www.goodrich.com and click on "webcasts". The presentation materials will also be available on our Investor Relations page under "presentations". The replay of the audio broadcast will be available on our Web site 24 hours after the presentation until June 14, 2001.

With 2000 sales of $4.4 billion, The BFGoodrich Company (NYSE: GR) is a leading worldwide supplier of aerospace components, systems and services, as well as sealing and compressor systems and other engineered industrial products. BFGoodrich is included on Forbes magazine's Platinum List of America's best big companies and is ranked by Fortune magazine as one of the most admired aerospace companies. The company has its headquarters in Charlotte, North Carolina, and employs 24,000 people worldwide. For more information, please visit our website at www.goodrich.com.

Page 1 of 1 PR01-049 CSFB Aerospace Finance Conference to Webcast Goodrich Presentation